Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second-Quarter 2023 Results

Second-Quarter Financial Highlights
•Net sales of $1,214 million; year-over-year decrease of 17.3%
•Net income of $144 million and net income per diluted share of $2.78
•Non-GAAP diluted EPS decreased year-over-year to $3.29
•Adjusted EBITDA decreased year-over-year to $257 million
•Announces incremental $65 million of annualized expense reductions; when combined with prior cost reduction plan, expected to result in total annual net expense savings of $85 million

Lincolnshire, Ill., August 1, 2023 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the second quarter ended July 1, 2023.

“Our second quarter results were impacted by softening demand and more cautious customer spending, particularly in our retail and logistics end markets, and by distributor destocking. Profit margin was higher than expected, enabling us to achieve our EPS outlook for the quarter,” said Bill Burns, Chief Executive Officer of Zebra Technologies. “While we are revising our outlook downward, we remain confident in our ability to benefit from the long-term secular megatrends to digitize and automate workflows. We are taking action to drive sales and enhance profitability, which we believe will position us for success in the current environment and in the future. With the incremental cost and restructuring actions announced today, we expect to improve profitability as our end markets recover.”

$ in millions, except per share amounts	2Q23	2Q22	Change
Select reported measures:
Net sales	$1,214	$1,468	(17.3%)
Gross profit	581	674	(13.8%)
Gross margin	47.9%	45.9%	200 bps
Net income (loss)	144	(98)	246.9%
Net income (loss) margin	11.9%	(6.7)%	1860 bps
Net income (loss) per diluted share	$2.78	$(1.87)	248.7%

Select Non-GAAP measures:
Adjusted net sales	$1,214	$1,468	(17.3%)
Organic net sales growth (decline)			(16.0%)
Adjusted gross profit	583	675	(13.6%)
Adjusted gross margin	48.0%	46.0%	200 bps
Adjusted EBITDA	257	321	(19.9%)
Adjusted EBITDA margin	21.2%	21.9%	(70) bps
Non-GAAP net income	$170	$243	(30.0%)
Non-GAAP diluted earnings per share	$3.29	$4.61	(28.6%)

Net sales were $1,214 million in the second quarter of 2023 compared to $1,468 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $755 million in the second quarter of 2023 compared with $1,001 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $459 million in the second quarter of 2023 compared to $467 million in the prior year. Consolidated organic net sales for the second quarter decreased 16.0% year-over-year, with a 23.6% decrease in the EVM segment and 0.2% increase in the AIT segment.

Second quarter 2023 gross profit was $581 million compared to $674 million in the prior year. Gross margin increased to 47.9% for the second quarter of 2023 compared to 45.9% in the prior year. The increase was primarily due to lower premium supply chain costs and favorable business mix, partially offset by cost deleveraging and unfavorable foreign currency changes. Adjusted gross margin was 48.0% in the second quarter of 2023 compared to 46.0% in the prior year.

Operating expenses decreased in the second quarter of 2023 to $387 million from $819 million in the prior year. Excluding the previously disclosed settlement charges in second quarter of 2022, operating expenses declined primarily due to lower employee incentive compensation associated with financial performance, partially offset by higher exit and restructuring costs. Adjusted operating expenses decreased in the second quarter of 2023 to $344 million from $370 million in the prior year.

Net income for the second quarter of 2023 was $144 million, or $2.78 income per diluted share, compared to a net loss of $98 million, or $1.87 loss per diluted share, for the prior year. Non-GAAP net income for the second quarter of 2023 decreased to $170 million, or $3.29 per diluted share, compared to $243 million, or $4.61 per diluted share, for the prior year.

Adjusted EBITDA for the second quarter of 2023 decreased to $257 million, or 21.2% of adjusted net sales, compared to $321 million, or 21.9% of adjusted net sales for the prior year primarily due to lower gross profit.

Balance Sheet and Cash Flow
As of July 1, 2023, the Company had cash and cash equivalents of $68 million and total debt of $2,216 million.

For the first six months of 2023, net cash used in operating activities was $110 million and the Company made capital expenditures of $34 million, resulting in negative free cash flow of $144 million. The Company made share repurchases under its existing authorization of $52 million, and had net debt borrowings of $185 million.

Expanded Cost Initiatives
The Company expanded the scope of the 2022 Productivity Plan and initiated a Voluntary Retirement Plan to generate incremental cost efficiencies. Both of these Exit and Restructuring plans are expected to be substantially complete in 2023, and the total charges are expected to be approximately $105 million, increased from $25 million as reported in the first quarter of 2023. The net annualized expense savings resulting from these actions is now expected to total approximately $85 million of which $65 million is incremental.

Outlook
Third Quarter 2023
The Company expects third quarter 2023 net sales to decrease between 30% and 35% compared to the prior year. This expectation includes an approximately 1 percentage point negative impact from foreign currency translation.

Adjusted EBITDA margin for the third quarter of 2023 is expected to be between 10% and 12%. Non-GAAP diluted earnings per share are expected to be in the range of $0.60 to $1.00. This assumes an adjusted effective tax rate of approximately 18%.

Full Year 2023
The Company expects net sales to decrease between 20% and 23% compared to 2022. This expectation includes a greater than 1 point negative impact from foreign currency translation and a 50 basis point additive impact from acquisitions.

Adjusted EBITDA margin is expected to be approximately 18%, which includes $20 million of premium supply chain expense (incurred in the first half of 2023).

Free cash flow is expected to be positive for the second half of the year and negative for the full year reflecting lower profitability and elevated inventory, higher cash taxes and is inclusive of the anticipated $180 million of previously-announced settlement payments.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) helps organizations monitor, anticipate, and accelerate workflows by empowering their frontline and ensuring that everyone and everything is visible, connected and fully optimized. Our award-winning portfolio spans software to innovations in robotics, machine vision, automation and digital decisioning, all backed by a +50-year legacy in scanning, track-and-trace and mobile computing solutions. With an ecosystem of 10,000 partners across more than 100 countries, Zebra's customers include over 80% of the Fortune 500. Newsweek recently recognized Zebra as one of America's Most Loved Workplaces and Greatest Workplaces for Diversity, and we are on Fast Company's list of the Best Workplaces for Innovators. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the large percentage of Zebra's international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “adjusted gross margin,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted EBITDA % of adjusted net sales,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “Non-GAAP diluted earnings per share,” “free cash flow,” “organic net sales,” “organic net sales growth (decline),” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	July 1, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$68	$105
Accounts receivable, net of allowances for doubtful accounts of $1 each as of July 1, 2023 and December 31, 2022	663	768
Inventories, net	864	860
Income tax receivable	20	26
Prepaid expenses and other current assets	138	124
Total Current assets	1,753	1,883
Property, plant and equipment, net	301	278
Right-of-use lease assets	173	156
Goodwill	3,895	3,899
Other intangibles, net	578	630
Deferred income taxes	441	407
Other long-term assets	315	276
Total Assets	$7,456	$7,529
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$166	$214
Accounts payable	562	811
Accrued liabilities	583	744
Deferred revenue	443	425
Income taxes payable	16	138
Total Current liabilities	1,770	2,332
Long-term debt	2,042	1,809
Long-term lease liabilities	157	139
Deferred income taxes	75	75
Long-term deferred revenue	331	333
Other long-term liabilities	89	108
Total Liabilities	4,464	4,796
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	580	561
Treasury stock at cost, 20,818,920 and 20,700,357 shares as of July 1, 2023 and December 31, 2022, respectively	(1,859)	(1,799)
Retained earnings	4,330	4,036
Accumulated other comprehensive loss	(60)	(66)
Total Stockholders’ Equity	2,992	2,733
Total Liabilities and Stockholders’ Equity	$7,456	$7,529

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales:
Tangible products	$986	$1,259	$2,156	$2,466
Services and software	228	209	463	434
Total Net sales	1,214	1,468	2,619	2,900
Cost of sales:
Tangible products	522	685	1,140	1,366
Services and software	111	109	231	223
Total Cost of sales	633	794	1,371	1,589
Gross profit	581	674	1,248	1,311
Operating expenses:
Selling and marketing	146	151	307	303
Research and development	130	148	276	285
General and administrative	69	97	168	196
Settlement and related costs	—	372	—	372
Amortization of intangible assets	26	35	52	68
Acquisition and integration costs	2	14	2	18
Exit and restructuring costs	14	2	24	2
Total Operating expenses	387	819	829	1,244
Operating income (loss)	194	(145)	419	67
Other (loss) income, net:
Foreign exchange (loss) gain	(5)	(3)	(4)	5
Interest (expense) income, net	(16)	(3)	(53)	27
Other (expense), net	(2)	(2)	(6)	(2)
Total Other (expense) income, net	(23)	(8)	(63)	30
Income (loss) before income tax	171	(153)	356	97
Income tax expense (benefit)	27	(55)	62	(10)
Net income (loss)	$144	$(98)	$294	$107
Basic earnings (loss) per share	$2.80	$(1.87)	$5.72	$2.04
Diluted earnings (loss) per share	$2.78	$(1.87)	$5.68	$2.02

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net income	$294	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88	103
Share-based compensation	20	42
Deferred income taxes	(29)	(124)
Unrealized loss (gain) on forward interest rate swaps	1	(52)
Other, net	2	3
Changes in operating assets and liabilities:
Accounts receivable, net	105	(170)
Inventories, net	(3)	(108)
Other assets	(22)	(52)
Accounts payable	(273)	121
Accrued liabilities	(107)	(77)
Deferred revenue	16	34
Income taxes	(116)	(9)
Settlement liability	(90)	320
Other operating activities	4	16
Net cash (used in) provided by operating activities	(110)	154
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(875)
Purchases of property, plant and equipment	(34)	(31)
Purchases of long-term investments	(1)	(6)
Net cash used in investing activities	(35)	(912)
Cash flows from financing activities:
Payment of debt issuance costs, extinguishment costs and discounts	—	(8)
Payments of long-term debt	(183)	(119)
Proceeds from issuance of long-term debt	368	1,294
Payments for repurchases of common stock	(52)	(605)
Net proceeds related to share-based compensation plans	(9)	(16)
Change in unremitted cash collections from servicing factored receivables	(27)	(28)
Net cash provided by financing activities	97	518
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1)	(6)
Net decrease in cash and cash equivalents, including restricted cash	(49)	(246)
Cash and cash equivalents, including restricted cash, at beginning of period	117	344
Cash and cash equivalents, including restricted cash, at end of period	$68	$98
Less restricted cash, included in Prepaid expenses and other current assets	—	—
Cash and cash equivalents at end of period	$68	$98
Supplemental disclosures of cash flow information:
Income taxes paid	$212	$120
Interest paid	$50	$15

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH (DECLINE)
(Unaudited)

	Three Months Ended
	July 1, 2023
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth (decline)	(1.7)%	(24.6)%	(17.3)%
Adjustments:
Impact of foreign currency translations (1)	1.9%	1.9%	1.9%
Impact of acquisitions (2)	—%	(0.9)%	(0.6)%
Consolidated Organic Net sales growth (decline)	0.2%	(23.6)%	(16.0)%

	Six Months Ended
	July 1, 2023
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth (decline)	11.7%	(19.0)%	(9.7)%
Adjustments:
Impact of foreign currency translations (1)	2.7%	2.4%	2.5%
Impact of acquisitions (2)	—%	(1.5)%	(1.0)%
Consolidated Organic Net sales growth (decline)	14.4%	(18.1)%	(8.2)%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)For purposes of computing Consolidated Organic Net sales growth (decline), amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	July 1, 2023			July 2, 2022
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$459	$755	$1,214	$467	$1,001	$1,468
Reported Gross profit	225	356	581	204	470	674
Gross Margin	49.0%	47.2%	47.9%	43.7%	47.0%	45.9%

Non-GAAP
Adjusted Net sales	$459	$755	$1,214	$467	$1,001	$1,468
Adjusted Gross profit (1)	226	357	583	204	471	675
Adjusted Gross Margin	49.2%	47.3%	48.0%	43.7%	47.1%	46.0%

	Six Months Ended
	July 1, 2023			July 2, 2022
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$981	$1,638	$2,619	$878	$2,022	$2,900
Reported Gross profit	483	765	1,248	364	947	1,311
Gross Margin	49.2%	46.7%	47.7%	41.5%	46.8%	45.2%

Non-GAAP
Adjusted Net sales	$981	$1,638	$2,619	$878	$2,022	$2,900
Adjusted Gross profit (1)	484	767	1,251	364	949	1,313
Adjusted Gross Margin	49.3%	46.8%	47.8%	41.5%	46.9%	45.3%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP Net income (loss)	$144	$(98)	$294	$107
Adjustments to Cost of sales(1)
Share-based compensation	2	1	3	2
Total adjustments to Cost of sales	2	1	3	2
Adjustments to Operating expenses(1)
Amortization of intangible assets	26	35	52	68
Acquisition and integration costs	2	14	2	18
Settlement and related costs	—	372	—	372
Share-based compensation	1	26	23	42
Exit and restructuring costs	14	2	24	2
Total adjustments to Operating expenses	43	449	101	502
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	4	1	4
Investment loss	—	—	1	—
Foreign exchange loss (gain)	5	3	4	(5)
Forward interest rate swap (gain)	(18)	(11)	(11)	(45)
Total adjustments to Other income (expense), net	(13)	(4)	(5)	(46)
Income tax effect of adjustments(2)
Reported income tax expense (benefit)	27	(55)	62	(10)
Adjusted income tax (benefit)	(33)	(50)	(81)	(98)
Total adjustments to income tax	(6)	(105)	(19)	(108)
Total adjustments	26	341	80	350
Non-GAAP Net income	$170	$243	$374	$457

GAAP earnings (loss) per share
Basic	$2.80	$(1.87)	$5.72	$2.04
Diluted	$2.78	$(1.87)	$5.68	$2.02
Non-GAAP earnings per share
Basic	$3.31	$4.64	$7.28	$8.68
Diluted	$3.29	$4.61	$7.24	$8.61

Basic weighted average shares outstanding(3)	51,377,064	52,138,470	51,395,062	52,642,348
Diluted weighted average and equivalent shares outstanding(3)	51,707,460	52,138,470	51,724,026	53,033,729
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.
(3)For GAAP purposes, in periods of a net loss, restricted stock and performance share awards, which are participating securities, are excluded from weighted-average shares outstanding and all unvested share-based awards were anti-dilutive and therefore excluded from diluted shares. For the three months ended July 2, 2022, Non-GAAP basic and diluted weighted average shares outstanding were 52,298,897 and 52,656,342, respectively.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP Net income (loss)	$144	$(98)	$294	$107
Add back:
Depreciation (excluding exit and restructuring)	18	16	35	35
Amortization of intangible assets	26	35	52	68
Total Other expense (income), net	23	8	63	(30)
Income tax expense (benefit)	27	(55)	62	(10)
EBITDA (Non-GAAP)	238	(94)	506	170

Adjustments to Cost of sales
Share-based compensation	2	1	3	2
Total adjustments to Cost of sales	2	1	3	2
Adjustments to Operating expenses
Acquisition and integration costs	2	14	2	18
Settlement and related costs	—	372	—	372
Share-based compensation	1	26	23	42
Exit and restructuring costs	14	2	24	2
Total adjustments to Operating expenses	17	414	49	434
Total adjustments to EBITDA	19	415	52	436
Adjusted EBITDA (Non-GAAP)	$257	$321	$558	$606

Adjusted EBITDA % of Adjusted Net Sales (Non-GAAP)	21.2%	21.9%	21.3%	20.9%

FREE CASH FLOW

	Six Months Ended
	July 1, 2023	July 2, 2022
Net cash (used in) provided by operating activities	$(110)	$154
Less: Purchases of property, plant and equipment	(34)	(31)
Free cash flow (Non-GAAP)(1)	$(144)	$123
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION

In the second quarter, our advanced location technology solutions business, which is primarily comprised of radio frequency identification devices and real-time location solution offerings, moved from our EVM segment into our AIT segment contemporaneous with a change in our organizational structure and management of the business. We have reported our segment results reflecting this change, including historical periods, on a comparable basis. This change does not have an impact on the Consolidated Financial Statements. The revised prior period results set forth below are GAAP measures. The effects of our segment change similarly impacted the Company's relevant Non-GAAP measures.

	2023	2022					2021
	Q1 2023 QTD	Q1 2022 QTD	Q2 2022 QTD	Q3 2022 QTD	Q4 2022 QTD	Q4 2022 YTD	Q4 2021 YTD
Net sales:
AIT Tangible products	$495	$383	$441	$414	$490	$1,728	$1,625
AIT Services and software	27	28	26	28	27	109	109
Total AIT sales	522	411	467	442	517	1,837	1,734
EVM Tangible products	675	824	818	750	795	3,187	3,220
EVM Services and software	208	197	183	186	191	757	679
Total EVM sales	883	1,021	1,001	936	986	3,944	3,899
Total segment Net sales	1,405	1,432	1,468	1,378	1,503	5,781	5,633
Corporate, eliminations Tangible products	—	—	—	—	—	—	—
Corporate, eliminations Services and software	—	—	—	—	—	—	(6)
Total Net sales	1,405	1,432	1,468	1,378	1,503	5,781	5,627

Gross profit:
AIT	258	160	204	193	238	795	796
EVM	409	477	470	435	447	1,829	1,838
Corporate, eliminations	—	—	—	—	—	—	(6)
Total Gross profit	667	637	674	628	685	2,624	2,628

Gross margin
AIT	49.4%	38.9%	43.7%	43.7%	46.0%	43.3%	45.9%
EVM	46.3%	46.7%	47.0%	46.5%	45.3%	46.4%	47.1%

Operating expenses
AIT	129	104	110	108	112	434	410
EVM	276	284	286	276	272	1,118	1,092
Corporate, eliminations	37	37	423	42	41	543	147
Total Operating expenses	442	425	819	426	425	2,095	1,649

Operating income:
AIT	129	56	94	85	126	361	386
EVM	133	193	184	159	175	711	746
Total segment operating income	262	249	278	244	301	1,072	1,132
Corporate, eliminations	(37)	(37)	(423)	(42)	(41)	(543)	(153)
Total Operating income (loss)	$225	$212	$(145)	$202	$260	$529	$979